Exhibit 99.1

            Greatbatch, Inc. Reports Third Quarter Results


    CLARENCE, N.Y.--(BUSINESS WIRE)--Nov. 5, 2007--Greatbatch, Inc. (the "Company") (NYSE: GB) today reported its results for the third quarter ended September 28, 2007.

    Business Highlights

-- Recorded record sales of $79.0 million for the quarter, an increase of 14% compared to $69.3 million in 2006.
    -- Implantable Medical Components ("IMC") - sales of $67.0 million, an increase of 18% compared to $57.0 million in 2006. Includes $10.0 million of sales from the former Enpath Medical, Inc. ("Enpath") acquired at the end of the second quarter of 2007.
    -- Electrochem Commercial Power ("ECP") - sales of $12.0 million, which were consistent with last year.
-- Columbia, Maryland shutdown scheduled to be completed during the first quarter of 2008.
-- Electrochem Commercial Power facility expansion on schedule for completion in mid - 2008.
-- Earnings per share for the quarter were $0.22. Excluding charges related to acquired in-process research and development and other non-operating expenses, earnings per share were $0.26. (See Table C for reconciliation to GAAP).
-- Subsequent to the end of the quarter, Greatbatch announced the following:
    -- Signing a definitive asset purchase agreement to acquire Quan
     Emerteq, LLC for approximately $55.0 million. Quan Emerteq's products include:
        -- Delivery Systems for use in multiple cardiology applications that cover the coronary, peripheral, and neurovascular market space.
        -- Stimulation Catheters that aid access for devices in Cardiac Resynchronization Therapy, and Ablation therapies, including the rapidly growing AF segment.
        -- Leadwires including stimulation lead design, development, and manufacturing to support cardiac and neurostimulation markets.
        -- Micro Components and Assemblies providing micro molded and machined components and assemblies for use in OEM build processes.
    -- Signing a definitive asset purchase agreement to acquire EAC for approximately $12.0 million.
        -- EAC is a leading provider of custom battery solutions and electronics integration focused on secondary, or rechargeable, battery systems for the commercial and external medical markets.
    -- Acquiring IntelliSensing for $3.9 million.
        -- Intellisensing designs and manufacturers battery-powered wireless sensing solutions for the oil & gas industry and other industrial applications.

    Thomas J. Hook, President & Chief Executive Officer, stated:
"These recently announced acquisitions, combined with the earlier acquisitions of Enpath and Biomec, are enhancing the overall capabilities of Greatbatch including 1) increasing our CRM, neurostimulation and commercial market presence, 2) enhancing our product offering by providing new competencies in the areas of rechargeable cells, wireless sensors, enhanced design and prototyping capabilities, regulatory expertise and established important clinical relationships and 3) giving us entree into the therapy delivery markets, which brings new growth opportunities and several new blue chip customers allowing for cross selling opportunities. The business model of the acquired companies is very synergistic with the strategic direction of Greatbatch - technology leadership through proprietary innovation - and supports our device field of view of becoming an even more important OEM supplier through added customer content and capabilities."

    3rd Quarter Sales Summary

    The following table summarizes the Company's sales by business unit and major product line for the third quarters of 2007 and 2006 (in thousands):

Business Unit/Product Lines                 2007       2006       %
                                          3rd Qtr.   3rd Qtr.  Change
----------------------------------------------------------------------
Implantable Medical Components ("IMC"):
       ICD Batteries                        $12,265    $11,456      7%
       Pacemaker & Other Batteries            4,701      4,439      6%
       ICD Capacitors                         5,782      4,499     29%
       Feedthroughs                          14,448     17,355    -17%
       Enclosures                             4,584      5,698    -20%
       Introducers, Catheters and Leads      10,047          -     N/A
       Other Medical                         15,176     13,560     12%
                                         ---------- ----------
Total Implantable Medical Components         67,003     57,007     18%
Electrochem Commercial Power ("ECP")         12,006     12,287     -2%
                                         ---------- ----------
    Total Sales                             $79,009    $69,294     14%
                                         ========== ==========

    3rd Quarter Profit & Loss Summary

    The following table summarizes selected information derived from the condensed consolidated statements of operations for the third quarters in 2007 and 2006 (in thousands):

                                            2007      2006       %
                                          3rd Qtr.  3rd Qtr.   Change
----------------------------------------------------------------------
Cost of Sales                             $  49,869  $ 43,657      14%
Cost of Sales as % of Sales                   63.1%     63.0%

SG&A Expenses                             $  11,362  $  9,311      22%
SG&A Expenses as % of Sales                   14.4%     13.4%

RD&E Expenses, net                        $   8,423  $  6,022      40%
RD&E Expenses, net as % of Sales              10.7%      8.7%

Operating Income                          $  10,340  $  4,065     154%
Operating Margin                              13.1%      5.9%

Effective Tax Rate                            48.7%     24.3%

    The cost of sales as a percentage of sales was consistent with last year and includes $1.1 million of inventory step-up amortization related to the Enpath acquisition. Excluding this amortization, our cost of sales percentage improved to 61.7% as we continue to benefit from our various manufacturing initiatives.

    The increase in SG&A percentage is primarily due to the inclusion of Enpath operations for the full quarter.

    The increase in net RD&E expenses is primarily due to a planned increase in spending on new development programs.

    The other operating expense in the current quarter consists of:

-- Columbia closure/relocations $ 1.0 million
-- ECP building expansion $ 0.1 million
-- Asset dispositions and other $ 0.2 million

    As a result of $13.8 million of the in-process research and development write-off not being deductible for tax purposes, the effective tax rate for 2007 is now expected to be approximately 48%.

    Full-Year 2007 Financial Guidance

    We are in the process of preparing our purchase accounting valuations; correspondingly, our earnings guidance has not been updated to reflect the impact of these acquisitions.

Sales (000's)                           $305,000 - $315,000
GAAP EPS (1)(4)                               $0.67 - $0.71
EPS - adjusted (1)(2)(3)(4)(5)                $1.37 - $1.41
Diluted weighted average shares
 outstanding (000's)                                 24,500
Effective tax rate                                      48%
Capital spending (000's) (6)              $20,000 - $35,000


(1) Includes the impact of stock-based compensation under FAS123(R) of $0.12 to $0.15.
(2) Excludes plant relocation/asset dispositions of $0.14 to $0.16. Includes continued excess capacity costs associated with delayed closure of feedthrough facility.
(3) Excludes gain on exchange of debentures of $0.12.
(4) Includes $0.11 gain on sale of investment realized in Q2 2007.
(5) Excludes write-off of in-process research and development costs of $0.63 and $0.04 for other acquisition related adjustments.
(6) Includes expansion of Electrochem Commercial Power facility of approximately $10 million.


Table A: Operating Income Reconciliation (in thousands):

                                       2007     2006    2007    2006
                                     3rd Qtr. 3rd Qtr.   YTD     YTD
----------------------------------------------------------------------
Operating income as reported:        $ 10,340 $  4,065 $14,595 $21,244
In-process Research and Development   (2,260)        -  16,093       -
                                     -------- -------- ------- -------
Sub-total                               8,080    4,065  30,688  21,244
                                     -------- -------- ------- -------
Adjustments:
Carson City facility
 closure/relocation                        10      411     584   2,450
Columbia facility closure/relocation 1,030 1,225 3,705 3,546 Medical power facility
 closure/relocation                         -        -       -     567
ECP building expansion                    126        -     408       -
Asset dispositions & other                109    4,603      99   5,188
Corporate development expenses              -        -       -     800
                                     -------- -------- ------- -------
   Operating Income - adjusted       $  9,355 $ 10,304 $35,484 $33,795
                                     ======== ======== ======= =======
   Operating margin - adjusted          11.8%    14.9%   15.1%   16.2%
                                     ======== ======== ======= =======


Table B: Net Income Reconciliation (in thousands):

                                      2007     2006     2007    2006
                                    3rd Qtr. 3rd Qtr.   YTD      YTD
----------------------------------------------------------------------
Net income as reported:             $  5,000 $  3,239 $ 12,270 $14,732
In-process Research and Development  (2,260)        -   15,361       -
Tax cost for IPR&D                     2,312        -    (841)       -
                                    -------- -------- -------- -------
Sub-total                              5,052    3,239   26,790  14,732
                                    -------- -------- -------- -------
Adjustments:
Carson City facility
 closure/relocation                        7      311      394   1,654
Columbia facility closure/relocation     695      927    2,501   2,393
Medical power facility
 closure/relocation                        -        -        -     383
ECP building expansion                    85        -      275       -
Asset dispositions & other                74    3,485       67   3,502
Corporate development expenses             -        -        -     540
                                    -------- -------- -------- -------
     Sub-total                         5,913    7,962   30,027  23,204
                                    -------- -------- -------- -------
Gain on extinguishment of debt             -        -  (3,019)       -
                                    -------- -------- -------- -------
     Net income adjusted            $  5,913 $  7,962 $ 27,008 $23,204
                                    ======== ======== ======== =======

Note: 1) Tax rate utilized was 32.5% for 2007 and YTD 2006, except for the IPR&D write-off, and 24.3% for the 3rd Qtr. of 2006.
      2) YTD 2007 includes $2.6 million in net after tax gain on sale of investment.


Table C: GAAP EPS Reconciliation:

                                       2007     2006    2007    2006
                                     3rd Qtr. 3rd Qtr.   YTD     YTD
----------------------------------------------------------------------
Diluted EPS as reported:             $   0.22 $   0.15 $  0.54 $  0.65
In-process Research and Development    (0.09)        -    0.62       -
Remaining tax cost for IPR&D             0.10        -  (0.03)       -
                                     -------- -------- ------- -------
Sub-total                                0.23     0.15    1.13    0.65
                                     -------- -------- ------- -------
Adjustments:
Carson City facility
 closure/relocation                         -     0.01    0.02    0.06
Columbia facility closure/relocation     0.03     0.04    0.10    0.09
Medical power facility
 closure/relocation                         -        -       -    0.01
ECP building expansion                      -        -    0.01       -
Asset dispositions & other                  -     0.16       -    0.14
Corporate development expenses              -        -       -    0.02
                                     -------- -------- ------- -------
     Sub-total                           0.26     0.36    1.26    0.97
                                     -------- -------- ------- -------
Gain on extinguishment of debt              -        -  (0.12)       -
                                     -------- -------- ------- -------
     Diluted EPS adjusted            $   0.26 $   0.36 $  1.14 $  0.97
                                     ======== ======== ======= =======

Shares outstanding (000's)             23,900   22,000  24,700  26,200
                                     ======== ======== ======= =======

Note: 1) Tax rate utilized was 32.5% for 2007 and YTD 2006, except for the IPR&D write-off, and 24.3% for the 3rd Qtr. of 2006
      2) YTD 2007 includes $0.11 gain on sale of investment.

    Conference Call

    The Company will host a conference call on Tuesday November 6, 2007 at 8:30 a.m. E.T. to discuss these quarterly results. The scheduled conference call will be webcast live and is accessible through the Company's Web site at www.greatbatch.com. An audio replay will also be available beginning from 11:00 a.m. E.T. on November 6, 2007 until November 13, 2007. To access the replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 31267685.

    Forward-Looking Statements

    Some of the statements in this press release and other written and oral statements made from time to time by the Company and its representatives are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and involve a number of risks and uncertainties. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of these terms or other comparable terminology. These statements are based on the Company's current expectations. The Company's actual results could differ materially from those stated or implied in such forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements include, among others, the following matters affecting the
Company: dependence upon a limited number of customers; customer ordering patterns; product obsolescence; inability to market current or future products; pricing pressure from customers; our ability to timely and successfully implement our cost reduction and plant consolidation initiatives; reliance on third party suppliers for raw materials, products and subcomponents; fluctuating operating results; inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; inability to successfully consummate and integrate acquisitions; unsuccessful expansion into new markets; competition; inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; and other risks and uncertainties described in the Company's Annual Report on Form 10-K and in other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

    About Greatbatch, Inc.

    Greatbatch, Inc. (NYSE: GB) is a leading developer and manufacturer of critical components used in medical devices for the cardiac rhythm management, neurostimulation, vascular and interventional radiology markets. Additionally, Electrochem Commercial Power, a subsidiary of Greatbatch, is a world leader in the design and manufacture of lithium cells and battery packs for demanding applications such as oil and gas exploration, pipeline inspection, military, asset tracking, oceanography and seismic surveying. Additional information about the Company is available at www.greatbatch.com.


                           GREATBATCH, INC.
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - Unaudited
               (In thousands except per share amounts)
----------------------------------------------------------------------

                               Three months ended   Nine months ended
                               Sept. 28, Sept. 29, Sept. 28, Sept. 29,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------

Sales                          $ 79,009  $ 69,294  $234,331  $207,999
Cost and expenses:
Cost of sales - excluding
 amortization of intangible
 assets                          48,647    42,709   141,697   125,087
Cost of sales - amortization
 of intangible assets             1,222       948     3,164     2,864
Selling, general and
 administrative expenses         11,362     9,311    32,130    28,191
Research, development and
 engineering costs, net           8,423     6,022    21,856    18,062
Purchased in-process research
 and development                 (2,260)        -    16,093         -
Other operating expense, net      1,275     6,239     4,796    12,551
                               --------- --------- --------- ---------
  Operating income               10,340     4,065    14,595    21,244
Interest expense                  2,112     1,135     5,345     3,433
Interest income                  (1,586)   (1,521)   (6,028)   (4,066)
Gain on sale of investment
 security                             -         -    (4,001)        -
Gain on extinguishment of debt        -         -    (4,473)        -
Other expense, net                   70       171       156        51
                               --------- --------- --------- ---------
  Income before provision for
   income taxes                   9,744     4,280    23,596    21,826
Provision for income taxes        4,744     1,041    11,326     7,094
                               --------- --------- --------- ---------
  Net income                   $  5,000  $  3,239  $ 12,270  $ 14,732
                               ========= ========= ========= =========

Earnings per share:
  Basic                        $   0.23  $   0.15  $   0.55  $   0.68
  Diluted                      $   0.22  $   0.15  $   0.54  $   0.65

Weighted average shares
 outstanding:
  Basic                          22,200    21,800    22,150    21,800
  Diluted                        23,900    22,000    24,700    26,200


                           GREATBATCH, INC.
          CONDENSED CONSOLIDATED BALANCE SHEETS - Unaudited
                            (In thousands)

ASSETS                                    September 28,  December 29,
                                               2007          2006
                                          ------------- --------------
Current assets:
  Cash and cash equivalents               $      95,979 $      71,147
  Short-term investments                         19,774        71,416
  Accounts receivable, net                       44,108        31,285
  Inventories                                    68,565        57,667
  Refundable income taxes                             -         1,569
  Deferred income taxes                           6,597         5,899
  Prepaid expenses and other current
   assets                                         3,063         2,343
                                          ------------- --------------
          Total current assets                  238,086       241,326

Property, plant, and equipment, net             103,208        91,869
Intangible assets, net                           81,177        56,330
Goodwill                                        208,786       155,039
Other assets                                     13,605         3,263
                                          ------------- --------------
Total assets                              $     644,862 $     547,827
                                          ============= ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                        $      24,009 $      12,657
  Accrued expenses and other current
   liabilities                                   29,417        29,618
                                          ------------- --------------
           Total current liabilities             53,426        42,275

Convertible subordinated notes                  240,902       170,000
Deferred income taxes                            31,740        35,859
Other long-term liabilities                         127             -
                                          ------------- --------------
           Total liabilities                    326,195       248,134
                                          ------------- --------------

Stockholders' equity:
  Preferred stock                                     -             -
  Common stock                                       22            22
  Additional paid-in capital                    237,210       227,187
  Treasury stock                                      -          (205)
  Retained earnings                              81,435        69,165
  Accumulated other comprehensive income              -         3,524
                                          ------------- --------------
           Total stockholders' equity           318,667       299,693
                                          ------------- --------------
Total liabilities and stockholders'
 equity                                   $     644,862 $     547,827
                                          ============= ==============

    CONTACT: Greatbatch, Inc.
             Anthony W. Borowicz, 716-759-5809
             Treasurer and Director, Investor Relations tborowicz@greatbatch.com